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                                                                    EXHIBIT 23.5

                   Consent of Lamn, Krielow, Dytrych & Darling

      We consent to the inclusion in the Registration Statement of SpectraSite Holdings, Inc. on Form S-4 (File No. 333-67043) of our report dated February 11, 1998, except for Note 4, as to which the date is August 12, 1998, relating to the financial statements of MJA Communications Corp. and to the references to our firm in the prospectus.

/s/ LAMN, KRIELOW, DYTRYCH & DARLING
Certified Public Accountants
June 29, 1999